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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 20, 2002, except for Note 18 as to which the date is August 19, 2002, relating to the financial statements and financial statement schedules of Carter Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Stamford, CT
August 23, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS